UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

(Amendment No. 1)

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Park Aerospace Corp.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, If Other than the Registrant)

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EXPLANATORY NOTE

Amendment No. 1 dated July 2, 2021 to the Proxy Statement dated June 17, 2021

On June 17, 2021, Park Aerospace Corp. filed with the Securities and Exchange Commission its definitive proxy statement for the 2021 Annual Meeting of Shareholders to be held on July 20, 2021 (the “Proxy Statement”). This Amendment No. 1 is filed to amend the Proxy Statement by correcting an error in the disclosure table of the director nominees on page 5 under the header “Proposal No. 1 – Election of Directors” that reflects the age of each director nominee. The age for director nominee Yvonne Julian is hereby corrected to be 68 replacing the age of 59 originally disclosed.

Except as described above, this Amendment No. 1 does not modify or update any disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. Shareholders should read carefully the Proxy Statement in its entirety and any other relevant documents that the Company files with the SEC when they become available before making any voting decision because they contain important information.

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